Exhibit 4

iStar Financial Inc.
Series I Cumulative Redeemable Preferred Stock
Par Value $0.001

        This Certifies that                                                                                 is the owner of                                                                                 fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

        In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE COMPANY, NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF 9.8% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY) OF THE NUMBER OR VALUE OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE COMPANY (UNLESS SUCH PERSON IS AN EXISTING HOLDER). ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE FURNISHED TO EACH STOCKHOLDER ON REQUEST AND WITHOUT CHARGE. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS EXCESS SHARES WHICH WILL BE HELD IN TRUST BY THE EXCESS SHARE TRUSTEE FOR THE BENEFIT OF THE CHARITABLE BENEFICIARY.

        The following abbreviations, when used in the description on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	—as tenants in common	UNIT GIFT MIN ACT-	Custodian	(Minor)
TEN ENT	—as tenants by the entireties	under Uniform Gifts to Minors Act		(State)
JT TEN	—as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT-	Custodian	(Minor)
		under	(state) Uniform Transfer to Minors Act

For value received, the undersigned hereby sells, assigns and transfers unto	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESSES OF ASSIGNEE

Shares

represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to
transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated,
In presence of

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without attention or enlargement, or any change whatever.